SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

QUINTILES TRANSNATIONAL CORP.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-23520 (Commission File No.)	56-1714315 I.R.S. Employer Identification Number

4709 Creekstone Drive, Riverbirch Building, Suite 200, Durham, North Carolina 27703-8411
(Address of principal executive offices)

(919) 998-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure*.

     In May 2004, the Company’s Board of Directors authorized management to proceed with a plan of disposition for the assets related to the Bioglan Pharmaceuticals Company (“Bioglan”) in the form of a sale of assets. Currently, the Company anticipates the disposition will be completed during 2004. The assets to be disposed of are part of the PharmaBio Development group’s strategic investment portfolio which is routinely analyzed to evaluate the return potential of the assets within the portfolio. The Bioglan assets include a number of dermatology products, including SolarazeTM and ADOXATM. The major classes of assets related to the assets to be disposed of included in the Company’s balance sheets as of March 31, 2004, December 31, 2003 and December 31, 2002 are as follows (in thousands):

	As of	As of	As of
	March 31, 2004	December 31, 2003	December 31, 2002
Current assets	$9,727	$9,012	$7,142
Property and equipment, net	488	536	340
Intangible assets	74,950	78,996	60,437
Other assets	5	5	—

Current liabilities	4,168	5,879	5,988
Long-term liabilities	$37	$41	$—

*	The information in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTILES TRANSNATIONAL CORP.
By:	/s/ John S. Russell
John S. Russell
Executive Vice President and General Counsel Chief Administrative Officer

Dated: June 1, 2004

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